Exhibit 99.1

Corporate News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH TO DUAL LIST ON THE TEL-AVIV STOCK EXCHANGE
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Trading on the Tel-Aviv Stock Exchange to begin on September 10, 2007

Ann Arbor, Michigan, September 5, 2007 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, announced today that the Israel Securities Authority and the Tel-Aviv Stock Exchange (“TASE”) have approved the dual listing of Arotech’s common stock on the TASE. Arotech’s common stock will continue to be listed on the Nasdaq Global Market, and Arotech will continue to be subject to all the rules and regulations of the Nasdaq and of the U.S. Securities and Exchange Commission.

Arotech’s management does not anticipate any significant added costs associated with this dual listing, since the TASE reporting requirements are nearly identical to those of the U.S. Securities and Exchange Commission.

“By listing our shares on the TASE, we hope to promote a broader, more international institutional investment, which would increase our trading volume and liquidity” said Robert S. Ehrlich, Chairman and CEO of Arotech. “Additional advantages of a TASE listing include longer trading hours and lower trading costs for Israeli investors,” stated Ehrlich.

“We are delighted to welcome Arotech to the TASE,” commented Ronit Harel Ben-Ze’ev, Senior Vice President and head of the Listing and Economic Department at the Tel-Aviv Stock Exchange. “More than 50 companies whose shares are traded on the Nasdaq, the New York Stock Exchange, the American Stock Exchange, or the London Stock Exchange have already dual listed in the TASE. Dual listing exposes these companies to the Israeli investment community,” added Ms Harel Ben-Ze’ev.

Trading on the TASE is expected to commence on Monday, September 10, 2007 under the ticker symbol ARTX, which is also Arotech’s ticker symbol on the Nasdaq.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armoring, Simulation and Training, and Batteries and Power Systems.

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Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including the results of our restructuring program. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

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